Independent Auditors' Consent




The Board of Trustees and Shareholders
Benham International Funds:

We consent to the inclusion in Benham International Funds' Post-Effective Amendment No. 6 to the Registrations Statement No. 33-43321 on Form N-1A under the Securities Act of 1933 and Amendment No. 7 to the Registrations Statement No. 811-6441 filed on Form N-1A under the Investment Company Act of 1940 of our reports dated February 5, 1996 on the financial statement and financial highlights of Benham European Government Bond Fund (the series constituting Benham International Funds) for the periods indicated therein, which reports have been incorporated by reference in the Statement of Additional Information of Benham International Funds. We also consent to the reference to our firm under the hrading "Financial Highlights" in the Prospectus of the Benham International Funds and under the heading "About Benham International Funds" in the Statement of Additional Information which is incorporated by reference in the Prospectus.

/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

San Francisco, California
February 26, 1996